J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN MUTUAL FUND SELECT TRUST

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement)
is made as of this 22nd day of November, 2004, by and
between J.P. Morgan Mutual Fund Series, a Massachusetts
business trust (Successor Trust), with its principal
place of business at 522 Fifth Avenue, New York, New York
10036, on behalf of each of its series listed in Exhibit
A attached hereto (each a Successor Fund), and J.P.
Morgan Mutual Fund Select Trust, a Massachusetts business
trust (Predecessor Trust), with its principal place of
business at 522 Fifth Avenue, New York, New York 10036,
on behalf of each of its series listed in Exhibit A
attached hereto (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a series of the
Predecessor Trust, an open-end, investment company of the
management type registered pursuant to the Investment
Company Act of 1940, as amended (1940 Act), which has
been organized as a Massachusetts business trust;
WHEREAS, each of the Successor Funds has been organized
as series of the Successor Trust, a Massachusetts business
trust, in order to continue the business and operations
of the corresponding Predecessor Fund;
WHEREAS, each Successor Fund currently has no assets and
has carried on no business activities prior to the date
first shown above and will have had no assets and will
have carried on no business activities prior to the
consummation of the transaction described herein;
WHEREAS, this Agreement is intended to be and is adopted
as a plan of reorganization and liquidation within the
meaning of Section 368(a)(1) of the United States Internal
Revenue Code of 1986, as amended (Code);
WHEREAS, the contemplated reorganization and liquidation
will consist of (1) the sale, assignment, conveyance,
transfer and delivery of all of the property and assets
of each of the Predecessor Funds to the corresponding
Successor Fund in exchange solely for classes of shares
of beneficial interest of such Successor Fund (Successor
Fund Shares) corresponding to the classes of shares of
beneficial interest of such Predecessor Fund (Predecessor
Fund Shares), as described herein, (2) the assumption by
such Successor Fund of all liabilities of the corresponding
Predecessor Fund, and (3) the distribution of the Successor
Fund Shares to the shareholders of each corresponding
Predecessor Fund, as provided herein (Reorganization),
all upon the terms and conditions hereinafter set forth
in this Agreement;
WHEREAS, each Predecessor Fund currently owns securities
that are substantially similar to those in which the
corresponding Successor Fund is permitted to invest;
WHEREAS, the Trustees of Successor Trust have determined,
with respect to each Successor Fund, that the sale,
assignment, conveyance, transfer and delivery of all of
the property and assets of the corresponding Predecessor
Fund for Successor Fund Shares and the assumption of all
liabilities of such Predecessor Fund by the corresponding
Successor Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have
determined, with respect to each Predecessor Fund, that
the sale, assignment, conveyance, transfer and delivery
of all of the property and assets of such Predecessor
Fund for Successor Fund Shares and the assumption of all
liabilities of such Predecessor Fund by the corresponding
Successor Fund pursuant to this Agreement is in the best
interests of the Predecessor Trust, each of the Predecessor
Funds and its shareholders and that the interests such
shareholders will not be diluted as a result of this
transaction; and
WHEREAS, the Predecessor Trust, on behalf of each of certain
Predecessor Funds identified in Exhibit A (Contingent
Predecessor Funds), has entered into an agreement and plan
of reorganization pursuant to which each Contingent
Predecessor Fund will be reorganized with another registered investment company or series thereof (with respect to each
Contingent Predecessor Fund, the Primary Reorganization),
subject to approval of the Primary Reorganization by the
shareholders of such Contingent Predecessor Fund, and this
Agreement shall not be effective with respect to such
Contingent Predecessor Fund in the event that the Primary
Reorganization is consummated;
NOW, THEREFORE, in consideration of the premises and of the
covenants and agreements hereinafter set forth, the parties
hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR FUND TO THE
CORRESPONDING SUCCESSOR FUND IN EXCHANGE FOR SUCCESSOR FUND
SHARES, THE ASSUMPTION OF ALL PREDECESSOR FUND LIABILITIES
AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the other terms
and conditions herein set forth and on the basis of the
representations and warranties contained herein, Predecessor
Trust, on behalf of each Predecessor Fund, agrees to sell,
assign, convey, transfer and deliver all of such Predecessor
Funds property and assets, as set forth in paragraph 1.2,
to the corresponding Successor Fund, and Successor Trust,
on behalf of each Successor Fund, agrees in exchange therefor:
(a) to deliver to the corresponding Predecessor Fund the
number of full and fractional Successor Fund Shares
corresponding to each class of the Predecessor Fund Shares
as of the time and date set forth in paragraph 3; and (b)
to assume all liabilities of such Predecessor Fund, as set
forth in paragraph 1.3.  Such transactions shall take place
on the date of the closing provided for in paragraph 3.1
(Closing Date).  Exhibit A attached hereto shows each
Successor Fund and its classes of shares of beneficial
interest and the corresponding Predecessor Fund and its
classes of shares of beneficial interest.  (Throughout this
Agreement, the term Successor Fund Shares should be read to
include each class of shares of the applicable Successor
Fund, and each reference to Successor Fund Shares in
connection with a Predecessor Fund should be read to include each class of beneficial interest of the corresponding
Successor Fund.)
1.2	The property and assets of each Predecessor Fund to
be sold, assigned, conveyed, transferred and delivered to
and acquired by Successor Trust, on behalf of the corresponding
Successor Fund, shall consist of all assets and property,
including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by such Predecessor Fund and any
deferred or prepaid expenses shown as an asset on the books
of such Predecessor Fund on the Valuation Date as defined
in paragraph 2.1 (collectively, with respect to each
Predecessor Fund separately, Assets).  The Predecessor
Fund will sell, assign, convey, transfer and deliver to
the Successor Fund any rights, stock dividends, or other
securities received by the Predecessor Fund after the
Closing Date as stock dividends or other distributions on
or with respect to the property and assets transferred,
which rights, stock dividends, and other securities shall
be deemed included in the property and assets transferred
to the Successor Fund at the Closing Date and shall not be
separately valued, in which case any such distribution that
remains unpaid as of the Closing Date shall be included in
the determination of the value of the assets of the Predecessor
Fund acquired by the Successor Fund.
1.3	Predecessor Trust, on behalf of each Predecessor
Fund, will make reasonable efforts to discharge all of its
known liabilities and obligations prior to the Valuation Date.
Successor Trust, on behalf of each Successor Fund, shall
assume all of the liabilities of the corresponding Predecessor
Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, with respect to each
Predecessor Fund separately, Liabilities).
1.4.	Immediately upon delivery to the Predecessor Fund of
the Successor Fund Shares, the Predecessor Fund, as the then sole shareholder of the Successor Fund, shall (a) approve the advisory agreement with respect to the Successor Fund, and (b)
approve the distribution plan pursuant to Rule 12b-1 under the
1940 Act with respect to each applicable class of Successor
Fund Shares.
1.5	Immediately following the actions contemplated by
paragraph 1.4, the Predecessor Trust shall take such actions necessary to complete the liquidation of each Predecessor Fund.
To complete the liquidation, the Predecessor Trust, on behalf of the Predecessor Fund, shall (a) distribute to its shareholders of record with respect to each class of Predecessor Fund Shares as of the Closing, as defined in paragraph 3.1 (Predecessor
Fund Shareholders), on a pro rata basis within that class, the
Successor Fund Shares of the corresponding class received by the Predecessor Trust, on behalf of the Predecessor Fund,
pursuant to paragraph 1.1 and (b) completely liquidate.  Such liquidation shall be accomplished, with respect to each class of Predecessor Fund Shares, by the transfer of the corresponding
Successor Fund Shares then credited to the account of the
Predecessor Fund on the books of the Successor Fund to open
accounts on the share records of the Successor Fund in the
names of the Predecessor Fund Shareholders.  The aggregate
net asset value of each class of Successor Fund Shares to be so credited to each corresponding class of Predecessor Fund
Shareholders shall, with respect to each class, be equal to
the aggregate net asset value of the Predecessor Fund Shares of the corresponding class owned by Predecessor Fund Shareholders on the Closing Date.  All issued and outstanding Predecessor
Fund Shares will be canceled on the books of the Predecessor
Fund.  No Successor Fund shall issue certificates representing any class of Successor Fund Shares in connection with such
exchange.
1.6	Ownership of Successor Fund Shares will be shown on
the books of each Successor Funds transfer agent.
1.7	Any reporting responsibility of a Predecessor Fund,
including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the
Securities and Exchange Commission (Commission), any state
securities commission, and any federal, state or local tax
authorities or any other relevant regulatory authority, is
and shall remain the responsibility of such Predecessor Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor Fund shall
be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the
Predecessor Fund on the Closing Date (such time and date being hereinafter called the Valuation Date), computed using the
valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented,
with respect to each Predecessor Fund and valuation procedures established by Predecessor Trusts Board of Trustees.
2.2	All computations of value shall be made by JPMorgan
Chase Bank, N.A., in its capacity as fund accountant for each
Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005, or such other
date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Agreement
(Closing) shall be deemed to take place simultaneously as
of the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the
Closing Date shall be as of 5:00 p.m., Eastern Time.  The
Closing shall be held at the offices of Successor Trust or
at such other time and/or place as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan Chase Bank,
N.A., as custodian for each Predecessor Fund (Predecessor
Fund Custodian), to deliver to Successor Trust, at the
Closing, a certificate of an authorized officer stating
that (i) the Assets of each Predecessor Fund have been
delivered in proper form to the corresponding Successor
Fund within two business days prior to or on the Closing
Date, and (ii) all necessary taxes in connection with the
delivery of the Assets of each Predecessor Fund, including
all applicable federal and state stock transfer stamps, if
any, have been paid or provision for payment has been made.
Each Predecessor Funds portfolio securities represented
by a certificate or other written instrument shall be
presented by the Predecessor Fund Custodian to JPMorgan
Chase Bank, N.A. as the custodian for the corresponding
Successor Fund (Successor Fund Custodian).  Such
presentation shall be made for examination no later than
five (5) business days preceding the Closing Date, and
such certificates and other written instruments shall be
transferred and delivered by each Predecessor Fund as of
the Closing Date for the account of the corresponding
Successor Fund duly endorsed in proper form for transfer
in such condition as to constitute good delivery thereof.
Each Predecessor Funds Assets held in book-entry form
with a securities depository, as defined in Rule 17f-4
of the 1940 Act, shall be transferred by the Predecessor
Fund Custodian to the Successor Fund Custodian for the
account of the corresponding Successor Fund as of the
Closing Date by book entry, in accordance with the customary practices of the Predecessor Fund Custodian and of each such securities depository.  The cash to be transferred by each
Predecessor Fund shall be delivered by wire transfer of
federal funds on the Closing Date.
3.3	Predecessor Trust shall direct the transfer agent
for each Predecessor Fund (Transfer Agent) to deliver to
Successor Trust at the Closing a certificate of an
authorized officer stating that its records contain the
name and address of each Predecessor Fund Shareholder and
the number and percentage ownership of each outstanding class of Predecessor Fund Shares owned by each such shareholder
immediately prior to the Closing.  Each Successor Fund shall deliver to the Secretary of the corresponding Predecessor
Fund a confirmation evidencing that (a) the appropriate number of Successor Fund Shares have been credited to such Predecessor
Funds account on the books of such Successor Fund pursuant
to paragraph 1.1 prior to the actions contemplated by paragraph
1.4 and (b) the appropriate number of Successor Fund Shares
have been credited to the accounts of the Predecessor Fund
Shareholders on the books of such Successor Fund pursuant
to paragraph 1.5.  At the Closing, each Predecessor Fund
shall deliver to the corresponding Successor Fund such bills of sale, checks, assignments, share certificates, if any,
receipts or other documents as such Successor Fund or its
counsel may reasonably request.
	3.4	In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary trading
market for portfolio securities of a Predecessor Fund
(each, an Exchange) shall be closed to trading or trading
thereupon shall be restricted, or (b) trading or the
reporting of trading on such Exchange or elsewhere shall
be disrupted so that, in the judgment of the Board of
Trustees of Successor Trust and the Board of Trustees of
Predecessor Trust, accurate appraisal of the value of the
net assets of such Predecessor Fund is impracticable, the
Closing Date shall be postponed until the first Friday
(that is also a business day) after the day when trading
shall have been fully resumed and reporting shall have been
restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the Successor
Trust in Schedule 4.1 of this Agreement, the Predecessor
Trust, on behalf of each Predecessor Fund, represents and
warrants to Successor Trust as follows:
(a)	Each Predecessor Fund is duly established as a
series of the Predecessor Trust, which is a business trust
duly organized, existing and in good standing under the
laws of the Commonwealth of Massachusetts, with power under
the Predecessor Trusts Declaration of Trust (Charter),
to own all of its Assets and to carry on its business as
it is being conducted as of the date hereof.  Predecessor
Trust is not required to qualify as a foreign trust or
association in any jurisdiction, except in any jurisdiction
in which it has so qualified or in which a failure to so
qualify would not have a material adverse effect.
Predecessor Trust has all necessary federal, state and
local authorization to carry on its business as now being
conducted and to fulfill the terms of this Agreement,
except as set forth in paragraph 4.1(c).  The obligations
of Predecessor Trust entered into in the name or on behalf
thereof by any of the Trustees, officers, employees or
agents are made not individually, but in such capacities,
and are not binding upon any of the Trustees, officers,
employees, agents or shareholders of Predecessor Trust
personally, but bind only the assets of Predecessor Trust
and all persons dealing with any series or fund of Predecessor
Trust, such as the Predecessor Funds, must look solely to
the assets of Predecessor Trust belonging to such series
or fund for the enforcement of any claims against
Predecessor Trust.
(b)	Predecessor Trust is a registered investment company
classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of each class of
Predecessor Fund Shares under the Securities Act of 1933,
as amended (1933 Act), is in full force and effect.
(c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the
consummation by the Predecessor Funds of the transactions
contemplated herein, except such as may be required under
the 1933 Act, the Securities Exchange Act of 1934, as amended
(1934 Act), the 1940 Act, state securities laws and the
Hart-Scott-Rodino Act.
(d)	The current prospectus and statement of additional
information of each Predecessor Fund (true and correct copies of which have been delivered to the Successor Trust) and each prospectus and statement of additional information of each
Predecessor Fund used at all times prior to the date of this
Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and regulations of the
Commission thereunder and does not or did not at the time
of its use include any untrue statement of a material fact
or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not
materially misleading.
(e)	On the Closing Date, the Predecessor Trust, on behalf
of each Predecessor Fund, will have good and marketable title to the Assets and full right, power, and authority to sell,
assign, convey, transfer and deliver such Assets hereunder
free of any liens or other encumbrances, and upon delivery
and payment for the Assets, the Successor Trust, on behalf
of each corresponding Successor Fund, will acquire good and
marketable title thereto, subject to no restrictions on the
full transfer thereof, including such restrictions as might
arise under the 1933 Act.
(f)	None of the Predecessor Funds is engaged currently,
and the execution, delivery and performance of this Agreement will not result, (i) in a material violation of the Charter
or by-laws of Predecessor Trust or of any agreement,
indenture, instrument, contract, lease or other undertaking
to which the Predecessor Trust, on behalf of any of the
Predecessor Funds, is a party or by which it is bound, or
(ii) the acceleration of any material obligation, or the
imposition of any material penalty, under any agreement,
indenture, instrument, contract, lease, judgment or decree
to which the Predecessor Trust, on behalf of any of the
Predecessor Funds, is a party or by which it is bound.
(g)	All material contracts or other commitments of the
Predecessor Funds (other than this Agreement, contracts listed in Schedule 4.1 and certain investment contracts, including
options, futures, and forward contracts) will terminate
without liability to the Predecessor Funds on or prior to
the Closing Date.  Each contract listed in Schedule 4.1 is
a valid, binding and enforceable obligation of each party
thereto (assuming due authorization, execution and delivery
by the other parties thereto) and the assignment by each
Predecessor Fund to the corresponding Successor Fund of
each such contract will not result in the termination of
such contract, any breach or default thereunder or the
imposition of any penalty thereunder.
(h)	No litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to the Predecessor Trusts
knowledge, threatened against Predecessor Trust, with
respect to any Predecessor Fund or any of its properties
or assets, that, if adversely determined, would materially
and adversely affect its financial condition or the conduct
of its business.  Predecessor Trust, on behalf of the
Predecessor Funds, knows of no facts which might form the
basis for the institution of such proceedings and is not a
party to or subject to the provisions of any order, decree
or judgment of any court or governmental body which materially and adversely affects its business or its ability to
consummate the transactions herein contemplated.
(i)	The Statement of Assets and Liabilities, Statements
of Operations and Changes in Net Assets, and Schedule of
Investments of each of the Predecessor Funds as included in
the most recent Annual Report to Shareholders for each of
the Predecessor Funds (as to each Predecessor Fund, the
Annual Statement), have been audited by PricewaterhouseCoopers
LLP, Independent Registered Public Accounting Firm, and are
in accordance with accounting principles generally accepted
in the United States of America (GAAP) consistently applied, and such statements (true and correct copies of which have been furnished to the Successor Trust) present fairly, in all
material respects, the financial condition of each of the
Predecessor Funds as of the date of the Annual Statements in accordance with GAAP, and there are no known contingent,
accrued or other liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto)
in accordance with GAAP as of the date of the Annual Statements that are not disclosed therein.  The Statement of Assets and
Liabilities, Statements of Operations and Changes in Net Assets,
and Schedule of Investments of each of the Predecessor Funds, as included or to be included in the most recent Semi-Annual
Report to shareholders for each of the Predecessor Funds since the date of the Annual Statements (as to each Predecessor Fund, the Semi-Annual Statements) (unaudited), are or will be when sent to Predecessor Fund shareholders in the regular course
in accordance with GAAP consistently applied, and such statements
(true and correct copies of which have been or will be furnished to the Successor Trust) present or will present fairly, in all material respects, the financial condition of each of the Predecessor
Funds as of the date of the Semi-Annual Statements in accordance with
GAAP, and all known contingent, accrued or other liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date are or will be disclosed therein.
(j)	Since the date of the Annual Statement, there has not
been any material adverse change in each  Predecessor Funds
financial condition, assets, Liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Fund of indebtedness, other than indebtedness incurred in the ordinary course of business in accordance with the Predecessor Funds investment restrictions.  For the purposes of this subparagraph (j), a decline in net asset value per share of Predecessor Fund Shares due to declines in market values of securities held by the Predecessor Fund, the discharge of Predecessor
Funds liabilities, or the redemption of Predecessor Fund Shares by shareholders of the Predecessor Fund shall not constitute a material adverse change.
(k)	On the Closing Date, all federal and other tax returns,
dividend reporting forms, and other tax-related reports of
each of the Predecessor Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all
federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or
provision shall have been made for the payment thereof and, to the best of the Predecessor Trusts knowledge, no such return is currently under audit and no assessment has been asserted
with respect to such returns.
(l)	For each taxable year of its operation (including the taxable year that includes the Closing Date), each of the Predecessor
Funds has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been eligible to compute and has computed its federal income tax under Section 852 of the Code.
(m)	All issued and outstanding Predecessor Fund Shares
are, and on the Closing Date will be, duly authorized and
validly and legally issued and outstanding, fully paid and
non-assessable by Predecessor Trust and have been offered
and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws.
All of the issued and outstanding Predecessor Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Predecessor Fund, as provided in paragraph 3.3.  None of the Predecessor Funds have outstanding any options, warrants or other rights to subscribe for or purchase any of the Predecessor
Fund Shares, nor is there outstanding any security convertible into any of the Predecessor Fund Shares.  The Predecessor Fund
will review its assets to ensure that at any time prior to
the Closing Date its assets do not include any assets that
the Successor Fund is not permitted, or reasonably believes
to be unsuitable for it, to acquire, including without
limitation any security that, prior to its acquisition by
the Predecessor Fund, is unsuitable for the Successor Fund to acquire.
(n)	The execution, delivery and performance of this Agreement,
and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Board of Trustees of Predecessor Trust and by the approval of the Predecessor Funds shareholders, as described in paragraph 8.1, and this Agreement constitutes a valid and binding obligation of the Predecessor Trust,
on behalf of the Predecessor Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(o)	The Proxy Statement (as defined in paragraph 5.2),
insofar as it relates to the Predecessor Funds, will on the
date thereof and at all times prior to the conclusion of the shareholder meeting to which the Proxy Statement relates (i)
not contain any untrue statement of a material fact or omit
to state a material fact required to be stated therein or
necessary to make the statements therein, in light of the
circumstances under which such statements were made, not
materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the
Proxy Statement made in reliance upon and in conformity with information that was furnished by Successor Trust for use
therein) and (ii) comply in all material respects with the
provisions of the 1933 Act, the 1934 Act and the 1940 Act and the
rules and regulations thereunder.  The information to be
furnished by each of the Predecessor Funds for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the
National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal
securities and other laws and regulations thereunder
applicable thereto.
4.2	Except as has been fully disclosed to the Predecessor
Trust in Schedule 4.2, the Successor Trust, on behalf of
each Successor Fund, represents and warrants to the  Predecessor
Trust as follows:
(a)	Each Successor Fund is duly established as a series
of the Successor Trust, which is a business trust duly
organized, existing, and in good standing under the laws
of the Commonwealth of Massachusetts with the power under
Successor Trusts Declaration of Trust to own all of its
properties and assets and to carry on its business as
contemplated by this Agreement.  The Successor Trust is not
required to qualify as a foreign trust or association in
any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect.  The Trust has all necessary
federal, state and local authorization to carry on its
business as now being conducted and to fulfill the terms
of this Agreement, except as set forth in paragraph
4.2(b).  The obligations of Successor Trust entered
into in the name or on behalf thereof by any of the
Trustees, officers, employees or agents are made not
individually, but in such capacities, and are not
binding upon any of the Trustees, officers, employees,
agents or shareholders of Successor Trust personally,
but bind only the assets of Successor Trust and all
persons dealing with any series or fund of Successor
Trust, such as the Successor Funds, must look solely
to the assets of Successor Trust belonging to such
series or fund for the enforcement of any claims
against Successor Trust.
(b)	No consent, approval, authorization,
or order of any court or governmental authority
is required for the consummation by the Successor
Funds of the transactions contemplated herein,
except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state securities
laws and the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has no
assets or liabilities and has carried on no
business activities prior to the date first
shown above.  Prior to the Closing Date, none
of the Successor Funds will have any assets or l
iabilities or will have carried on any business activities.
(d) 	None of the Successor Funds is currently engaged
in any activities and the execution, delivery and performance of this Agreement will not result, in
(i) a material violation of the Successor Trusts Declaration of Trust or by-laws or of any agreement, indenture,
instrument, contract, lease or other undertaking to
which the Successor Trust, on behalf of any of the
Successor Funds, is a party or by which it is bound,
or (ii) the acceleration of any material obligation,
or the imposition of any material penalty, under any
agreement, indenture, instrument, contract, lease, judgment
 or decree to which the Successor Trust, on behalf of any
of the Successor Funds, is a party or by which it is bound.
(e)	No litigation or administrative proceeding or
investigation of or before any court or governmental
body is presently pending or, to the Successor Trusts
knowledge, threatened against Successor Trust, with
respect to any of the Successor Funds or its properties
or assets, that, if adversely determined, would materially
and adversely affect the Successor Funds financial condition or the conduct of its business. The Successor Trust, on
behalf of each of the Successor Funds, knows of no
facts which might form the basis for the institution
of such proceedings and is not a party to or subject
to the provisions of any order, decree or judgment
of any court or governmental body which materially
and adversely affects the Successor Funds business or
its ability to consummate the transactions herein contemplated.
(f)	Upon consummation of the Reorganization, all
issued and outstanding Successor Fund Shares will be
duly authorized and validly and legally issued and
outstanding, fully paid and non-assessable by Successor
Trust and will have been offered and sold in every
state, territory and the District of Columbia in
compliance in all material respects with applicable
registration requirements of the 1933 Act and
other securities laws.  None of the Successor
Funds have outstanding any options, warrants
or other rights to subscribe for or purchase
any Successor Fund Shares, nor is there
outstanding any security convertible into
any Successor Fund Shares.
(g)	The execution, delivery and performance
of this Agreement, and the transaction contemplated
herein, have been duly authorized by all necessary
action on the part of the Board of Trustees of the
Successor Trust, and this Agreement constitutes a
valid and binding obligation of Successor Trust,
on behalf of each of the Successor Funds,
enforceable in accordance with its terms,
subject, as to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors rights and to general
equity principles.
(h)	The information to be furnished by each of the
Successor Funds for use in the registration statements,
proxy materials and other documents that may be necessary
in connection with the transactions contemplated hereby
shall be accurate and complete in all material
respects and shall comply in all material respects
with federal securities and other laws and
regulations applicable thereto.
		(i)	The current prospectus and
statement of additional information of each Successor
Fund (true and correct copies of which have been delivered to Predecessor Trust, conforms in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

		(j)	To the best knowledge of Successor
Trust, on behalf of each Successor Fund, the Successor
Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its Federal income tax under Section 852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor Fund,
and the Successor Trust, on behalf of each Successor Fund, respectively, hereby further covenant as follows:
5.1	Each Predecessor Fund covenants that it will
operate its business in the ordinary course between the
date hereof and the Closing Date, it being understood that
such ordinary course of business will include the declaration and payment of customary dividends and distributions, and
any other distribution that may be advisable.
5.2	Predecessor Trust will call a meeting of the
shareholders of each Predecessor Fund to consider and
act upon this Agreement and to take all other action
necessary to obtain approval of the transactions contemplated herein. In addition, the Predecessor Trust will, on behalf of each Predecessor Fund, prepare, file with
the Commission, and deliver to the shareholders of
such Predecessor Fund in connection with such meeting a
proxy statement on Schedule 14A (Proxy Statement)
in compliance in all material respects with the
provisions of the 1934 Act and the 1940 Act and
the rules and regulations thereunder.
5.3	Each Predecessor Fund covenants that the
Successor Fund Shares to be acquired by such Predecessor
Fund hereunder are not being acquired for the
purpose of making any distribution thereof, other than
in accordance with the terms of this Agreement.
5.4	Each Predecessor Fund will assist the
corresponding Successor Fund in obtaining such
information as such Successor Fund reasonably requests
concerning the beneficial ownership of the Predecessor Fund Shares.
5.5	Subject to the provisions of this Agreement, each Successor
Fund and the corresponding Predecessor Fund covenant to take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to
consummate and make effective the transactions contemplated
by this Agreement.
5.6	Each Successor Fund will provide to the
corresponding Predecessor Fund such information regarding
such Successor Fund as may be reasonably necessary for the preparation of the Proxy Statement in compliance with the
1934 Act and the 1940 Act and the rules and regulations thereunder.
5.7	Each Successor Fund and the corresponding Predecessor
Fund covenant to use its reasonable best efforts to fulfill
or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
5.8	The Predecessor Trust, on behalf of each Predecessor Fund,
covenants that it will, from time to time, as and when
reasonably requested by the Successor Trust, execute and deliver or cause to be executed and delivered all such assignments
and other instruments and will take or cause to be taken
such further action as the Successor Trust, on behalf of
such Successor Fund, may reasonably deem necessary or
desirable in order to vest in and confirm (a) the Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) the Successor Trusts
title to and possession of all the Assets and to otherwise
to carry out the intent and purpose of this Agreement.
5.9	Each Successor Fund covenants to use all
reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the
state blue sky or securities laws as may be necessary in order to operate after the Closing Date.
	5.10	  The Successor Trust shall not change
its Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf of
each Predecessor Fund, to consummate the transactions
provided for herein shall be subject, at Predecessor
Trusts election, to the performance by the Successor
Trust, on behalf of the corresponding Successor Fund,
of all the obligations to be performed by it hereunder
on or before the Closing Date, and, in addition thereto, the following further conditions:
6.1	All representations and warranties of the Successor
Trust, on behalf of such Successor Fund, contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Date, with the same force and effect as if made on
and as of the Closing Date.
6.2	The Successor Trust, on behalf of such Successor
Fund, shall have performed all of the covenants and
complied with all of the provisions required by this
Agreement to be performed or complied with by the
Successor Trust, on behalf of such Successor Fund,
on or before the Closing Date.
6.3	Successor Trust shall have executed and
delivered an assumption of the Liabilities and
all such other agreements and instruments as
Predecessor Trust may reasonably deem necessary or
desirable in order to vest in and confirm (a) Predecessor
Trusts title to and possession of the Successor Fund
Shares to be delivered hereunder and (b) Successor
Trusts assumption of all of the Liabilities and to
otherwise to carry out the intent and purpose of this Agreement.
6.4 	The Successor Trust, on behalf of such
Successor Fund, shall have delivered to such
Predecessor Fund a certificate executed in the name of
such Successor Fund by the Successor Trusts President
or Vice President and its
Treasurer or Assistant Treasurer, in a form reasonably
satisfactory to Predecessor Trust and dated as of the
Closing Date, as to the matters set forth in paragraphs
6.1 and 6.2 and as to such other matters as Predecessor
Trust shall reasonably request.
6.5	Such Predecessor Fund and such Successor Fund
shall have agreed on the number of full and fractional
Successor Fund Shares to be issued in connection with
the Reorganization after such number has been calculated
in accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH SUCCESSOR FUND
The obligations of the Successor Trust, on behalf of each
Successor Fund, to complete the transactions provided for
herein shall be subject, at the Successor Trusts election,
to the performance by the Predecessor Trust, on behalf of the corresponding Predecessor Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1	All representations and warranties of the Predecessor Trust, on behalf of such Predecessor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
7.2	The Predecessor Trust, on behalf of such Predecessor Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Predecessor Trust, on behalf of such Predecessor Fund, on or before the Closing Date.
7.3	The Predecessor Trust shall have delivered to such Successor
Fund a statement of the Assets and Liabilities, as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Predecessor Trust. Predecessor Trust shall have executed and delivered all such assignments and other instruments of transfer as Successor Trust may reasonably deem necessary or desirable in order to vest in and confirm
(a) Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of such Predecessor Fund,
shall have delivered to the Successor Trust a certificate executed in the name of the Predecessor Trust, on behalf of such Predecessor Fund, and by the Predecessor Trusts President or Vice President and
its Treasurer or Assistant Treasurer,
in a form reasonably satisfactory to the Successor Trust and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as Successor
Trust shall reasonably request.
7.5	Such Predecessor Fund and such Successor Fund shall have
agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
SUCCESSOR FUND AND EACH CORRESPONDING PREDECESSOR FUND
If any of the conditions set forth below have not been
satisfied on or before the Closing Date with respect to
the Predecessor Trust, on behalf of each Predecessor Fund, or the Successor Trust, on behalf of each Successor Fund, the
other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
8.1	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of such Predecessor Fund, in accordance with the provision of the Charter and by-laws
of the Predecessor Trust, applicable state law and the 1940 Act, and certified copies of the resolutions evidencing such
approval shall have been delivered to Successor Trust.
Notwithstanding anything herein to the contrary, neither the
Successor Trust nor the Predecessor Trust may waive
the condition set forth in this paragraph 8.1.
8.2	On the Closing Date no action, suit or other
proceeding shall be pending or, to the Successor Trusts or
to the Predecessor Trusts knowledge, threatened before any
court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.3	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities deemed necessary by the Successor Trust or the Predecessor
Trust to permit consummation, in all material respects,
of the transactions contemplated hereby
shall have been obtained, except where failure to
obtain any such consent, order or permit would not
involve a risk of a material adverse effect on the
assets or properties of such Successor Fund or such
Predecessor Fund, provided that either party hereto may
for itself waive any of such conditions.
8.4	The registration statement with respect to the
Successor Fund Shares under the 1933 Act shall be effective, and no stop order suspending the effectiveness of such registration statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for
that purpose shall have been instituted or be pending,
threatened or contemplated under the 1933 Act.
8.5	The parties shall have received the opinion of
Dechert LLP dated the Closing Date, substantially to the
effect that, based upon certain facts, assumptions,
and representations made by the Predecessor Trust, on behalf of each Predecessor Fund, the Successor Trust, on behalf of
each Successor Fund, and their respective authorized officers,
(i) the transaction contemplated by this Agreement will
constitute a reorganization within the meaning of
Section 368(a) of the Code, and the Successor Fund and
the Predecessor Fund will each be a party to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Successor Fund upon
receipt of the Assets in exchange for the Successor Fund
Shares and the assumption by the Successor Fund of the
Liabilities; (iii) the basis in the hands of the Successor
Fund in the Assets will be the same as the basis of the
Predecessor Fund in the Assets immediately prior to the
transfer thereof; (iv) the holding periods of the Assets
in the hands of the Successor Fund will include the periods
during which the Assets were held by the Predecessor
Fund; (v) no gain or loss will be recognized by the
Predecessor Fund upon the transfer of the Assets to the
Successor Fund in exchange for the Successor Fund Shares
and the assumption by the Successor Fund of all of the
Liabilities, or upon the distribution of the Successor
Fund Shares by the Predecessor Fund to its shareholders in
liquidation; (vi) no gain or loss will be recognized by
the Predecessor Fund shareholders upon the exchange of
their Predecessor Fund Shares for the Successor Fund Shares;
(vii) the aggregate basis of the Successor Fund Shares that
each Predecessor Fund shareholder receives in connection with the transaction will be the same as the aggregate basis
of his or her Predecessor Fund Shares exchanged therefor;
(viii) an Predecessor Fund shareholders holding period
for his or her Successor Fund Shares will be determined
by including the period for which he or she held the
Predecessor Fund Shares exchanged therefore, provide
that he or she held such Predecessor Fund Shares as
capital assets; and (ix) the Successor Fund will succeed
to, and take into account (subject to the conditions
and limitations specified in Sections 381, 382, 383,
and 384 of the Code and the Regulations thereunder) the
items of the Predecessor Fund described in Section
381(c) of the Code.  The opinion will not address
whether gain or loss will be recognized with respect
to any contracts subject to Section 1256 of the
Code in connection with the reorganization.  The
delivery of such opinion is conditioned upon receipt
by Dechert LLP of representations it shall request
of the Successor Trust and the Predecessor Trust.
Notwithstanding anything herein to the contrary,
neither the Successor Trust nor the Predecessor Trust
may waive the condition set forth in this paragraph 8.5.
	8.6	The Assets will include no assets which
the Successor Fund, by reason of limitations contained in Successor Trusts Declaration of Trust or of investment restrictions disclosed in such Successor
Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing
Date, may not properly acquire.

9.	INDEMNIFICATION
	9.1	The Successor Trust, out of each Successor
Funds assets and property (including any amounts paid to the Successor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor Trust (or the Successor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2	The Predecessor Trust, out of each Predecessor
Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on
(a) any breach by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Predecessor Trust (or the Predecessor
Fund) is not (a) in violation of any applicable law or
(b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each Successor
Fund, and the Predecessor Trust, on behalf of each
Predecessor Fund, represent and warrant to each other
that there are no brokers or finders entitled to
receive any payments in connection with the
transactions provided for herein.
10.2	The expenses relating to the Reorganization
will be borne by J.P. Morgan Investment Management Inc.
The costs of the Reorganization shall include, but not
be limited to, costs associated with obtaining any
necessary order of exemption from the 1940 Act,
preparing, printing and distributing the Proxy
Statement, legal fees, accounting fees,
securities registration fees, and costs
of holding shareholders meetings.
Notwithstanding any of the foregoing,
expenses will in any event be paid
by the party directly incurring such
expenses if and to the extent that
the payment by another person of
such expenses would result in the
disqualification of such party as
a regulated investment company
within the meaning of Section
851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust
and the Predecessor Trust agree that
neither party has made any representation,
warranty or covenant, on behalf of either
a Successor Fund or a Predecessor Fund,
respectively, not set forth herein and
that this Agreement constitutes the
entire agreement between the parties.
11.2	The representations, warranties
and covenants contained in this
Agreement or in any document delivered
pursuant hereto or in connection herewith
shall survive the consummation of the
transactions contemplated hereunder.
The covenants to be performed after the
Closing and the obligations of each Successor
Fund in Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the
transactions contemplated hereby may be
abandoned by resolution of the Board of
Trustees of the Successor Trust or the
Board of Trustees of the Predecessor
Trust, at any time prior to the
Closing Date, if circumstances should
develop that, in the opinion of that
Board, make proceeding with the
Agreement inadvisable with respect
to a Successor Fund or a Predecessor
Fund, respectively.  In addition, this
Agreement shall be terminated with
respect to each Contingent Predecessor
Fund, if the shareholders of such
Contingent Predecessor Fund approve
the Primary Reorganization of such
Contingent Predecessor Fund and such
Primary Reorganization is consummated.
13.	AMENDMENTS
This Agreement may be amended, modified or
supplemented in such manner as may be deemed
necessary or advisable by the authorized
officers of Predecessor Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand
required or permitted by any provisions of this
Agreement shall be in writing and shall be
given by facsimile, electronic delivery (i.e., e-mail)
personal service or prepaid or certified mail
addressed as follows:  if to the Successor Trust
or the Predecessor Trust, at the address set
forth in the preamble to this Agreement, in
each case to the attention of Nina O. Shenker
and with a copy to Sullivan & Cromwell, 125
Broadway, New York, NY 10004, attn.:  John E.
Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings
contained in this Agreement are for reference purposes
only and shall not affect in any way the meaning or
interpretation of this Agreement.
15.2	This Agreement shall be governed by
and construed in accordance with the laws of
the Commonwealth of Massachusetts without
regard to its principles of conflicts of laws.
15.3	This Agreement shall bind and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no
assignment or transfer hereof or of any
rights or obligations hereunder shall be
made by any party without the written consent
of the other party. Nothing herein expressed
or implied is intended or shall be construed
to confer upon or give any person, firm or
corporation, other than the parties hereto
and their respective successors and assigns,
any rights or remedies under or by reason
of this Agreement.
	15.4	The warranties, representations,
and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this
Agreement made by the Successor
Trust, on behalf of each of the
Successor Funds, are made on a several
(and not joint, or joint and several) basis.

	15.5	Pursuant to Rule 145 under the
1933 Act, the Predecessor Fund will, in
connection with the issuance of any Successor
Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person
(if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE SOLD OR OTHERWISE
TRANSFERRED EXCEPT TO SUCCESSOR FUND
OR ITS PRINCIPAL UNDERWRITER UNLESS
(i) A REGISTRATION STATEMENT WITH
RESPECT THERETO IS EFECTIVE UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
OR (ii) IN THE OPINION OF COUNSEL REASONABLY
SATISFACTORY TO SUCCESSOR FUND, SUCH REGISTRATION
IS NOT REQUIRED;



[Remainder of Page Intentionally Left Blank]

and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice President. J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto

J.P. MORGAN MUTUAL FUND SELECT TRUST, on behalf of each of its series listed in Exhibit A attached hereto



By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT, INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:



Exhibit A

J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Series
Predecessor Funds

Successor Funds
JPMorgan Intermediate Tax Free Income Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan Intermediate Tax Free Income Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan New Jersey Tax Free Income Fund --
Select, Class A, Class B and Class C
JPMorgan New Jersey Tax Free Income Fund --
Select, Class A, Class B and Class C
JPMorgan New York Intermediate Tax Free Income Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan New York Intermediate Tax Free Income Fund --
Select, Institutional, Class A, Class B and Class C
JPMorgan Tax Free Income Fund --
Select, Class A, Class B and Class C
JPMorgan Tax Free Income Fund --
Select, Class A, Class B and Class C


Contingent Predecessor Funds

JPMorgan Tax Free Income Fund

Schedule 4.1

None.














































						Schedule 4.2

None.





5




279000.1.03

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